NEWS
INVESTOR CONTACT:     (818) 225-3550
David Bigelow or Lisa Riordan
MEDIA CONTACT:     (800) 796-8448
COUNTRYWIDE REPORTS NOVEMBER 2005 OPERATIONAL RESULTS
- YEAR-TO-DATE MORTGAGE LOAN FUNDINGS TOTAL $447 BILLION, A NEW COMPANY RECORD -
CALABASAS, CA (December 8, 2005) — Countrywide Financial Corporation (NYSE: CFC) released operational data for the month ended November 30, 2005. Operational highlights included the following:
•	Mortgage loan fundings for the month of November were $42 billion, a 35 percent increase from November 2004. Year-to-date mortgage loan fundings totaled $447 billion.
–	Monthly purchase volume of $19 billion was 28 percent more than November 2004, bringing year-to-date purchase activity to $211 billion.

–	Adjustable-rate loan fundings for the month were $21 billion, up 28 percent from November 2004. Year-to-date adjustable-rate fundings totaled $235 billion.

–	Home equity loan fundings for November rose by 21 percent over last year to $3.7 billion, bringing year-to-date home equity loan fundings to $39 billion.

–	Nonprime loan fundings totaled $3.9 billion in November, which compares to $3.5 billion for the same period last year. Year-to-date nonprime fundings were $40 billion.

–	Pay-option loan fundings for the month were $7.9 billion, as compared to $4.1 billion in November 2004. Interest-only loan volume was $8.9 billion for the month of November 2005, which compares to $5.9 billion, for the same period a year ago.

–	It should be noted that the various mortgage loan funding categories listed above are not mutually exclusive and are not intended to total 100 percent of total fundings.
•	Average daily mortgage loan application activity in November was $2.7 billion, 33 percent higher than the November 2004 level. The mortgage loan pipeline rose by 36 percent from November 30, 2004 to $69 billion at November 30, 2005.

•	The mortgage loan servicing portfolio continued its uninterrupted growth, reaching a new high of $1.09 trillion at November 30, 2005. This is an increase of $271 billion, or 33 percent, from November 30, 2004.
–	Delinquencies in the servicing portfolio rose 26 basis points from October 2005 to 4.58 percent at the end of November, which includes the effects of Hurricane Katrina. Countrywide is committed to working with borrowers in the hurricane-affected areas and administering forbearance plans to qualifying borrowers affected by the disasters.
Investor Relations
4500 Park Granada • Calabasas, CA 91302 • 818-225-3550

                    http://www.countrywide.com
                    Countrywide Home Loans, Inc. and Countrywide Bank, N.A. are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
                    Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

•	Total assets at Countrywide Bank totaled $72 billion at November 30, 2005, an increase of 86 percent from November 30, 2004.
–	Countrywide Bank retained $1.5 billion of pay-option loans and $0.3 billion of interest-only loans during the month of November 2005. This compares to $0.2 billion and $1.0 billion, respectively, for the same period a year ago.
•	Securities trading volume in the Capital Markets segment increased by 18 percent over last year to $307 billion for November 2005. Year-to-date securities trading volume reached $3.3 trillion.

•	Net earned premiums from the Insurance segment were $90 million for the month of November 2005, which compares to $67 million for the prior year period. On a year-to-date basis, net earned premiums reached $832 million for 2005.
“Countrywide’s mortgage lending operations continue to post strong operational results even as market conditions shift,” said Stanford L. Kurland, President and Chief Operating Officer. “November results brought year-to-date residential mortgage production to $447 billion, surpassing the previous annual record of $435 billion set in 2003. The servicing portfolio continued its climb, reaching $1.09 trillion at month-end, positioning Countrywide for success in a wide variety of interest rate environments, consistent with our macro-hedge strategy. Our status as the nation’s largest residential mortgage originator and servicer, along with strong contributions from our other business lines, provides us with a solid foundation for continued success.”
Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000, and Fortune 500. Through its family of companies, Countrywide: originates, purchases, securitizes, sells, and services prime and nonprime loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts mortgage-related investment banking; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company. For more information about the Company, visit Countrywide’s website at www.countrywide.com.
This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments; changes in general business, economic, market and political conditions in the United States and abroad from those expected; loss of investment grade rating that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in the markets in which the Company operates; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.
(tables follow)
Investor Relations
4500 Park Granada • Calabasas, CA 91302 • 818-225-3550

                    http://www.countrywide.com
                    Countrywide Home Loans, Inc. and Countrywide Bank, N.A. are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
                    Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	November 30,	November 30,	November 30,
	2005	2004	2005
LOAN PRODUCTION
Number of Working Days in the Period	21	21	231
Average Daily Mortgage Loan Applications	$2,667	$2,010	$2,721
Mortgage Loan Pipeline (loans-in-process)	$68,773	$50,638
Commercial Real Estate Loan Pipeline (loans-in-process)	$441	$327

Loan Fundings:
Consumer Markets Division	$12,483	$10,183	$130,735
Wholesale Lending Division	6,830	6,775	73,777
Correspondent Lending Division	18,406	11,594	180,193
Countrywide Bank (2)	333	—	5,528

Total Mortgage Banking	38,052	28,552	390,233
Capital Markets	1,190	1,082	16,522
Countrywide Bank Investment Portfolio (2) (3)	3,002	1,734	40,078

Total Mortgage Loan Fundings	42,244	31,368	446,833
Commercial Real Estate Fundings	647	126	3,563

Total Loan Fundings	$42,891	$31,494	$450,396

Loan Fundings in Units:
Consumer Markets Division	72,224	75,600	765,973
Wholesale Lending Division	31,647	37,491	356,388
Correspondent Lending Division	85,926	68,947	877,477
Countrywide Bank (2)	1,103	—	86,241

Total Mortgage Banking	190,900	182,038	2,086,079
Capital Markets	4,588	4,523	64,578
Countrywide Bank Investment Portfolio (2) (3)	28,935	8,862	295,961

Total Mortgage Loan Fundings in Units	224,423	195,423	2,446,618
Commercial Real Estate	35	10	230

Total Loan Fundings in Units	224,458	195,433	2,446,848

Mortgage Loan Fundings (4) :
Purchase	$19,409	$15,154	$211,049
Non-purchase	22,835	16,214	235,784

Total Mortgage Loan Fundings	$42,244	$31,368	$446,833

Mortgage Loan Fundings by Product:
Government Fundings	$886	$953	$9,822
ARM Fundings	$21,052	$16,422	$234,615
Home Equity Fundings	$3,714	$3,061	$38,686
Nonprime Fundings	$3,899	$3,459	$40,232

MORTGAGE LOAN SERVICING (5)
Volume	$1,092,104	$821,287
Units	7,379,806	6,113,193
Subservicing Volume (6)	$32,265	$17,421
Subservicing Units	268,954	174,875
Prepayments in Full	$19,125	$16,013	$209,961
Bulk Servicing Acquisitions	$997	$1,870	$49,691
Portfolio Delinquency (%) — CHL (7)	4.58%	3.85%
Foreclosures Pending (%) — CHL (7)	0.43%	0.41%
(more)

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	November 30,	November 30,	November 30,
	2005	2004	2005
LOAN CLOSING SERVICES (units)
Credit Reports	764,650	634,685	8,946,367
Flood Determinations	301,893	235,665	3,281,289
Appraisals	105,296	80,253	1,106,250
Automated Property Valuation Services	618,304	508,451	6,953,107
Other	15,626	15,895	167,776

Total Units	1,805,769	1,474,949	20,454,789

CAPITAL MARKETS
Securities Trading Volume (8)	$307,234	$260,065	$3,265,446

BANKING
Assets Held by Countrywide Bank (in billions)	$72.3	$38.8

INSURANCE
Net Premiums Earned:
Carrier	$72.9	$53.6	$667.3
Reinsurance	17.0	13.8	164.2

Total Net Premiums Earned	$89.9	$67.4	$831.5

GLOBAL OPERATIONS
Global Home Loans Subservicing Volume (in billions)	$103	$117

Period-end Rates
10-Year U.S. Treasury Yield	4.49%	4.36%
FNMA 30-Year Fixed Rate MBS Coupon	5.85%	5.27%

(1)	The above data reflect current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)	Countrywide Bank funds loans for both investment purposes and for sale; these loans are processed for Countrywide Bank by the Company’s Mortgage Banking production divisions. Bank production included in Mortgage Banking fundings includes loans originated for sale at the Bank together with bulk sales of loans from the Bank to the Mortgage Banking Segment.

(3)	Bank loan fundings will be negative in a period where fundings are exceeded by loans sold to affiliates.

(4)	Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(5)	Includes loans held for sale, loans held for investment, and loans serviced for others, including those under subservicing agreements.

(6)	Subservicing volume for non-Countrywide entities.

(7)	Expressed as a percentage of the total number of loans serviced, excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.

(8)	Includes trades with Mortgage Banking Segment.
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